Exhibit 16.1

January 28, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

We have read the statements of DarkPulse, Inc. relating to the event described under Item 4.01 of Form 8-K dated January 28, 2022 and we agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Red Bank, NJ